Exhibit 99.2

Description of Capital Stock

The following descriptions summarize the most important terms of our capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation (our “Certificate of Incorporation”) and our bylaws (our “Bylaws”), copies of which have been filed by us with the Securities and Exchange Commission and are incorporated by reference herein. For a complete description of our capital stock, you should refer to our Certificate of Incorporation and our Bylaws and applicable provisions of the Delaware General Corporation Law (the “DGCL”). As used in this Description of Capital Stock, “the Company”, “HASI”, “we”, “us” and “our” mean HA Sustainable Infrastructure Capital, Inc., a Delaware corporation, and its successors, but not any of its subsidiaries.

General

The rights of the holders of our capital stock are governed by the DGCL, our Certificate of Incorporation, and our Bylaws.

Authorized Capital Stock

Our authorized capital stock consists of 450,000,000 shares of common stock, $0.01 par value (our “Common Stock”), and 50,000,000 shares of preferred stock, $0.01 par value (“Preferred Stock”). As of May 3, 2024, there were 114,033,939 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

Common Stock

Common Stock Outstanding. The outstanding shares of our Common Stock are duly authorized, validly issued, fully paid and nonassessable.

Voting Rights. Each share of our Common Stock is entitled to one vote on all stockholder matters. Shares of our Common Stock do not possess any cumulative voting rights. Generally, except for the election of directors, if a quorum is present at any meeting of stockholders, an action on a matter is approved if it receives the affirmative vote of the majority of the votes properly cast for such matter, unless otherwise required by applicable law, our Certificate of Incorporation, or our Bylaws. A plurality of the votes cast in the election of directors is sufficient to elect a director and there is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of our Common Stock generally can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors. However, pursuant to our majority vote policy for the election of directors, in an uncontested election, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation to our board of directors for its consideration. The rights, preferences, and privileges of holders of our Common Stock are subject to, and may be impacted by, the rights of the holders of shares of any series of Preferred Stock that we may designate and issue in the future. A majority of the stockholders can request that we call a special meeting by providing the notice and information required by our Bylaws.

Dividend Rights. Holders of our Common Stock are entitled to receive dividends ratably, if any, as may be declared by our board of directors out of legally available funds, subject to preferential dividend rights of any Preferred Stock then outstanding.

Liquidation and Dissolution Rights. Upon liquidation, dissolution or winding up, holders of our Common Stock will be entitled to receive pro rata the assets available for distribution to the stockholders after payment of liabilities and payment of preferential and other amounts, if any, payable on any outstanding Preferred Stock.

Other Rights. Holders of our Common Stock are not entitled to preemptive, subscription, redemption, or conversion rights, and no sinking fund provisions are applicable to our Common Stock. Under the DGCL, holders of our Common Stock have appraisal rights with respect to certain transactions such as certain mergers, consolidations, conversions and domestications.

Trading Market. Our Common Stock is listed for trading on the New York Stock Exchange under the symbol “HASI.”

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue Preferred Stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof. These rights, preferences, and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms, and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of our Common Stock.

Anti-takeover effects of our Certificate of Incorporation and our Bylaws and Delaware Law

Our Certificate of Incorporation and our Bylaws include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Removal of Directors and Filling of Vacancies. Our Certificate of Incorporation provide that directors may be removed with or without cause, and only upon the affirmative vote of holders of at least two-thirds of the outstanding shares of capital stock then entitled to vote in the election of directors. Our Certificate of Incorporation and our Bylaws provide that, subject to the rights, if any, of the holders of any series of Preferred Stock to elect directors and to fill vacancies in the board of directors related thereto, any and all vacancies in the board of directors, however occurring, including, without limitation, by reason of an increase in the size of the board of directors, or the death, resignation, disqualification, or removal of a director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the board of directors, and not by the stockholders. Any director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term for which the new directorship was created or the vacancy occurred and until such director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death, or removal.

Limitations of Liability and Indemnification. The DGCL authorizes corporations to limit or eliminate the personal liability of directors and certain officers to corporations and their stockholders for monetary damages for breaches of directors’ or certain officers’ fiduciary duties, subject to certain exceptions. Our Certificate of Incorporation includes a provision that eliminates the personal liability of our directors and officers for monetary damages to the Company or its stockholders for any breach of fiduciary duty as a director or an officer, to the fullest extent permitted by the DGCL. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director or an officer for breach of fiduciary duty as a director or an officer, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any breaches of the duty of loyalty, any acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, any authorization of dividends or stock redemptions or repurchases paid or made in violation of the DGCL, or for any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation and our Bylaws generally provide that we must indemnify and advance expenses to our directors and officers to the fullest extent permitted by the DGCL. We believe that these indemnification and advancement provisions are useful to attract and retain qualified directors and officers.

The limitation of liability, indemnification and advancement provisions in our Certificate of Incorporation and our Bylaws may discourage stockholders from bringing a lawsuit against directors or officers for breach of their fiduciary duty. These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We have entered into indemnification agreements with each of our directors and [executive officers]. Such agreements may require us, among other things, to advance expenses and otherwise indemnify our executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law. We intend to enter into indemnification agreements with any new directors and executive officers in the future.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

No Cumulative Voting. Under the DGCL, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our Certificate of Incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors will be able to elect all our directors.

No Written Consent of Stockholders. Our Certificate of Incorporation provides that, subject to the terms of any series of Preferred Stock that expressly permit the holders of such series to act by consent, any action required or permitted to be taken by the stockholders of the Company at any annual or special meeting of stockholders of the Company must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.

Amendment to our Certificate of Incorporation and our Bylaws by Stockholders. As required by the DGCL, any amendment of our Certificate of Incorporation must first be approved by a majority of our board of directors, and if required by law or our Certificate of Incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class.

Our Bylaws may be amended by our board of directors, subject to any limitations set forth in our Bylaws, and may also be amended at any annual meeting or special meeting called for such purpose by the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon, provided, however, that the affirmative vote of the holders of at least two-thirds of the outstanding shares of stock entitled to vote thereon shall be required for the stockholders to adopt, amend or repeal Article IX (Indemnification and Advancement of Expenses) or Article XI (Amendment of Bylaws) of our Bylaws or any provision inconsistent therewith..

Preferred Stock. Our Certificate of Incorporation provides for 50,000,000 authorized shares of Preferred Stock. The existence of authorized but unissued shares of Preferred Stock may enable our board of directors to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of our stockholders, our board of directors could cause shares of Preferred Stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our Certificate of Incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of Preferred Stock. The issuance of shares of Preferred Stock could decrease the amount of earnings and assets available for distribution to holders of shares of our Common Stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Choice of Forum. Our Bylaws provide that unless the Company consents in writing to the selection of an alternative forum, (A)(i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our Certificate of Incorporation or our Bylaws (as either may be amended or restated) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware; and (B) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. In addition, Section 27 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the forum provision in our certificate of incorporation will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. These forum provisions may impose additional costs on stockholders, may limit our stockholders’ ability to bring a claim in a forum they find favorable, and the designated courts may reach different judgements or results than other courts.

Advance Notice Requirements. Our Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 120 days nor more than 150 days prior to the first anniversary date of the annual meeting for the preceding year. Our Bylaws specify the requirements as to form and content of all stockholders’ notices. These provisions may defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Anti-Takeover Effects Under Section 203 of Delaware General Corporation Law. We are subject to Section 203 of the DGCL (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in various “business combination” transactions with any interested stockholder for a period of three years following the date of the transactions in which the person became an interested stockholder, unless:

•	the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or subsequent to such date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include mergers, asset sales, and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Tax Benefits Preservation Provisions of our Certificate of Incorporation

As part of our Certificate of Incorporation, we have included provisions (the “Charter Tax Benefit Provisions”) that are intended to reduce the risk of an “ownership change” under Section 382 (“Section 382”) of the Internal Revenue Code of 1986, as amended (the “Code”) and that our ability to use our net operating losses (“NOLs”) and certain other tax benefits will become substantially limited as the result of an “ownership change” within the meaning of Section 382, the Code and the Treasury regulations promulgated thereunder. Our board of directors believes that the Charter Tax Benefit Provisions are necessary and appropriate due to (1) the large number of existing NOLs that can be carried forward indefinitely, (2) the likelihood of generating additional NOLs in future periods due to the nature of our business activities, and (3) the importance of offsetting our future tax liability.

The Charter Tax Benefit Provisions generally restrict any person or entity from attempting to transfer (which includes, among other things, sales, transfers, assignments and dispositions) any of our capital stock (or options, warrants or other rights to acquire our stock, or securities convertible or exchangeable into our capital stock, with certain exceptions), to the extent that transfer would, if effected, (i) result in an individual, entity, firm, corporation, estate, trust or other person or group of persons described in the Charter Tax Benefit Provisions as a “Person” (other than an Exempt Person or any Initial Substantial Shareholder, each within the meaning provided in our Certificate of

Incorporation) owning 4.8% or more of our Common Stock (which the Charter Tax Benefit Provisions refer to as a “Prohibited Ownership Percentage”) or (ii) increase the ownership percentage of any Person that has a Prohibited Ownership Percentage, subject to certain exceptions. For this purpose, ownership generally includes constructive ownership determined under Section 382 and beneficial ownership under the Exchange Act. The Charter Tax Benefit Provisions do not restrict transfers that are sales by a Person that has a Prohibited Ownership Percentage, although they would generally restrict any transfers to the extent such transfer would cause the purported acquiror to have, or result in any Person or Public Group (within the meaning of our Certificate of Incorporation) having, a Prohibited Ownership Percentage.

Some persons who are beneficial owners (as defined under the Exchange Act) of 4.8% or more of our Common Stock are not “4.8-percent stockholders” (defined by reference to the definition of “5-percent shareholder” under Section 382) and hence would not affect our ownership shift for purposes of Section 382. These persons are subject to the ownership limits described above because most investors report ownership positions based on the Exchange Act definition and subjecting these investors to these ownership limits allows us to identify that investor, verify whether they are a 4.8% stockholder and make a determination as to how to proceed. We expect our board of directors to generally grant waivers, if requested, to allow purchases by persons that are subject to the ownership limits but are not treated as 4.8-percent stockholders by reference to Section 382.

The Charter Tax Benefit Provisions provide that any Transfer that violates the Charter Tax Benefit Provisions shall be null and void ab initio and shall not be effective to transfer any record, legal, beneficial or any other ownership of the number of shares which result in the violation of the Charter Tax Benefit Provisions (which are referred to as “Excess Shares”). The purported acquirer shall not be entitled to any rights as our stockholder with respect to the Excess Shares. Instead, the Excess Shares will be automatically transferred to an agent designated by us for the limited purpose of consummating an orderly arms-length sale of such shares. The net proceeds of the sale will be distributed to the purported transferee to the extent of the price it paid, and any additional amount will go to charity. The Charter Tax Benefit Provisions also provide us with various remedies to prevent or respond to a purported transfer which violates its provisions. In particular, the Charter Tax Benefit Provisions provide that any person who knowingly violates the Charter Tax Benefit Provisions, together with any persons in the same control group with such person, are jointly and severally liable to us for such amounts as will put us in the same financial position as we would have been if such violation had not occurred.

Waiver of the Charter Tax Benefit Provisions. Our board of directors would have the discretion to approve a transfer of stock that would otherwise violate the Charter Tax Benefit Provisions. In deciding whether to grant a waiver, our board of directors may seek the advice of counsel and tax experts with respect to the preservation of our federal and state tax attributes pursuant to Section 382. In addition, our board of directors may request relevant information from the purported acquiror in order to determine compliance with the Charter Tax Benefit Provisions or the status of our federal and state income tax benefits. In considering a waiver, we expect our board of directors to consider such factors as:

•	whether the purported acquiror is or would become a “5-percent shareholder” under Section 382 of the Internal Revenue Code as a result of the proposed transfer;

•	the impact of the proposed transfer on our Section 382 shift in ownership percentage;

•	the then existing level of our Section 382 shift in ownership percentage;

•	the timing of the expected “roll-off” of our existing ownership shift;

•	the economic impact of any Section 382 limitation that might result, taking into account factors such as our market capitalization and cash position;

•	the impact on possible future issuances or purchases of our Common Stock by us; and

•	any changes or expected changes in applicable tax law.

If our board of directors decides to grant a waiver, it may impose conditions on the acquirer or selling party. We expect that proposed waivers could be submitted in writing to us, and we will submit the matter to our board of directors.

The Charter Tax Benefit Provisions expire upon the third anniversary of the effectiveness of our Certificate of Incorporation (if not earlier terminated pursuant to the terms of our Certificate of Incorporation).

Transfer Agent

Our transfer agent is Equiniti Trust Company, LLC.